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                                                                  EXHIBIT 5.1(a)

LIBERTY CORPORATION
PO Box 502
Greenville, SC 29602
135 South Main St.,
Greenville, SC 29601
(864) 241-5000
FAX (864) 241-5411
www.libertycorp.com

                                 March 26, 2002

The Liberty Corporation
135 South Main Street
Greenville, S.C.  29601

Re: The Liberty Corporation Registration Statement on Form S-8 The Liberty Corporation Retirement and Savings Plan

Ladies and Gentlemen:

         I am General Counsel for The Liberty Corporation ("Liberty") and have acted on behalf of Liberty in connection with its Registration Statement on Form S-8 (the "Registration Statement") to register under the Securities Act of 1933, as amended, certain securities that may be offered and sold pursuant to The Liberty Corporation Retirement and Savings Plan, As Amended and Restated Effective January 1, 2002, and as further amended by the First Amendment thereto, also effective January 1, 2002 (the "Plan"). The securities so registered include 450,000 shares of Common Stock, no par value, of Liberty (the "Issuable Shares") and 225,000 attached Rights to Purchase Series A Participating Cumulative Preferred Stock of Liberty (the "Issuable Rights") that may be newly issued and used to make some or all of the discretionary profit-sharing contributions by Liberty and its subsidiaries to the Plan. Additional shares of Liberty Common Stock and attached Rights to Purchase Series A Participating Cumulative Preferred Stock that are already outstanding and may be acquired by the Plan Trustee in the open market or reallocated from one participant's account to another also are covered by the Registration Statement, but, pursuant to Item 8(a) of Form S-8, such securities are not covered by this opinion.

         I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with rendering this opinion.

         Based on the foregoing, I am of the opinion that the Issuable Shares and the attached Issuable Rights, when issued and delivered in accordance with the Plan and the terms of the resolutions adopted as of December 27, 2001 and March 22, 2002 by the Board of Directors of Liberty will be legally issued, fully paid and non-assessable.

         I consent to the filing of this opinion as an exhibit to the above mentioned Registration Statement on Form S-8 and to the reference to me under
Item 5 "Interests of Named Experts and Counsel" in the Registration Statement.


                                       Very truly yours,


                                       /s/ Martha G. Williams


                                       Martha G. Williams
                                       Vice President, General Counsel
                                         and Secretary